                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of Earliest event reported)        February 1, 2001
                                                --------------------------------


                          LIBERTY LIVEWIRE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    0-1461                  13-1679856
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission              (IRS Employer
      of incorporation)            File Number)           Identification No.)


                  520 Broadway, Santa Monica, California 90401
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (310) 434-7000
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
          (Former name or former address, if changed from last report)

                          LIBERTY LIVEWIRE CORPORATION


                                   FORM 8-K/A
                                 Amendment No. 2

                                FEBRUARY 1, 2001


                           ---------------------------

                                TABLE OF CONTENTS

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS.

         a.       Financial Statements of business acquired            Page 3

         b.       Pro forma condensed financial information            Page 20

Item 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

         a.   Financial Statements of business acquired:

         The audited financial statements of Group W Network Services for the year ended December 31, 2000 are being filed as part of this report and include:

                  (1)  Independent Auditor's Report
                  (2)  Combined Balance Sheet at December 31, 2000 and 1999
                  (3) Combined Statements of Operations for the years ended December 31, 2000 and 1999
                  (4) Combined Statements of Cash Flows for the years ended December 31, 2000 and 1999
                  (5) Combined Statements of Changes in Invested Equity for the years ended December 31, 2000 and 1999
                  (6) Notes to Combined Financial Statements, December 31, 2000 and 1999

                            GROUP W NETWORK SERVICES
       (A Wholly Owned Operation of CBS Cable, a Division of Viacom, Inc.)

                          Combined Financial Statements

                           December 31, 2000 and 1999

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


The Management
Group W Network Services:


We have audited the accompanying combined balance sheets of Group W Network Services (a wholly owned operation of CBS Cable, a division of Viacom, Inc.) as of December 31, 2000 and 1999, and the related combined statements of operations and comprehensive loss, cash flows, and changes in invested equity for the years then ended. These combined financial statements are the responsibility of Group W Network Services' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Group W Network Services as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/S/ KPMG LLP
New York, New York
May 11, 2001

                            GROUP W NETWORK SERVICES
       (A Wholly Owned Operation of CBS Cable, a Division of Viacom, Inc.)

                             Combined Balance Sheets

                           December 31, 2000 and 1999

                                   ASSETS                                 2000             1999
                                                                      ------------     ------------
Current assets:
 Cash and cash equivalents                                            $  4,398,779        2,595,317
 Accounts receivable:
  Trade, net of allowance for doubtful accounts of $484,117              3,276,289        2,806,849
     and $450,426 in 2000 and 1999, respectively
  Nontrade                                                                  70,882           82,050
  Related party                                                               --            747,285
 Marketable equity securities                                                 --            550,000
 Other current assets                                                      475,953          666,798
                                                                      ------------     ------------
                Total current assets                                     8,221,903        7,448,299

Property and equipment, net of accumulated
 depreciation and amortization of $66,243,222 and $57,204,856
  in 2000 and 1999, respectively                                        49,345,296       40,442,410
Investment in and advances to unconsolidated affiliate                        --          3,029,646
Intangibles and other long-term assets                                   8,875,626          887,160
                                                                      ------------     ------------

                Total assets                                          $ 66,442,825       51,807,515
                                                                      ============     ============

                      LIABILITIES AND INVESTED EQUITY
Current liabilities:
 Short-term bank debt                                                 $  4,931,271        3,720,713
 Short-term related party debt                                                --            216,379
 Accounts payable and accrued expenses                                   6,777,537        3,489,540
 Deferred revenue                                                          702,624        1,310,077
 Current portion of capital lease obligation                               841,063          896,453
                                                                      ------------     ------------
                Total current liabilities                               13,252,495        9,633,162

Capital lease obligation                                                 6,311,000        7,155,114
Long-term bank debt                                                      7,892,457        4,586,324
Long-term related party debt                                                  --          1,771,345
Deferred income taxes                                                    1,215,000        4,050,446
                                                                      ------------     ------------

                Total liabilities                                       28,670,952       27,196,391
                                                                      ------------     ------------

Minority interest deficit                                                     --         (1,320,989)

Commitments and contingencies

Invested equity                                                         37,771,873       25,932,113
                                                                      ------------     ------------

                Total liabilities and invested equity                 $ 66,442,825       51,807,515
                                                                      ============     ============


See accompanying notes to combined financial statements.

                            GROUP W NETWORK SERVICES
       (A Wholly Owned Operation of CBS Cable, a Division of Viacom, Inc.)

            Combined Statements of Operations and Comprehensive Loss

                     Years ended December 31, 2000 and 1999

                                                                          2000              1999
                                                                      ------------      ------------

Revenues, net, including $2,238,000 and $3,338,000 from
   a related party in 2000 and 1999, respectively                     $ 42,744,605        42,000,992
                                                                      ------------      ------------

Costs and expenses:
 Operating expenses, including $2,329,000 and $2,512,000 to
  a related party in 2000 and 1999, respectively                        36,705,517        35,778,644
 Depreciation and amortization                                           9,279,231         7,966,058
                                                                      ------------      ------------

                Total costs and expenses                                45,984,748        43,744,702
                                                                      ------------      ------------

                Operating loss                                          (3,240,143)       (1,743,710)

Other expense, net                                                        (111,684)          (67,474)
Minority interest                                                       (1,082,997)         (377,160)
Equity in income of unconsolidated affiliate                                91,230           169,476
Interest expense, net                                                   (1,630,941)       (1,579,280)
                                                                      ------------
                Loss before income tax benefit                          (5,974,535)       (3,598,148)

Income tax benefit                                                       2,696,377         1,710,000
                                                                      ------------      ------------

                Net loss                                              $ (3,278,158)       (1,888,148)
                                                                      ============      ============

Comprehensive loss:
 Net loss                                                             $ (3,278,158)       (1,888,148)
                                                                      ------------      ------------

Other comprehensive income (loss):
 Unrealized gains (loss) on marketable securities, net of tax             (212,554)          212,554
 Foreign currency translation adjustment                                  (719,390)           83,442
                                                                      ------------      ------------

                Other comprehensive income (loss)                         (931,944)          295,996
                                                                      ------------      ------------

                Comprehensive loss                                    $ (4,210,102)       (1,592,152)
                                                                      ============      ============


See accompanying notes to combined financial statements.

                            GROUP W NETWORK SERVICES
       (A Wholly Owned Operation of CBS Cable, a Division of Viacom, Inc.)

                        Combined Statements of Cash Flows

                     Years ended December 31, 2000 and 1999

                                                                               2000              1999
                                                                           ------------      ------------
Cash flows from operating activities:
 Net loss                                                                  $ (3,278,158)       (1,888,148)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
                Depreciation and amortization                                 9,279,231         7,966,058
                Bad debt expense                                                 63,809           230,724
                Equity in income of unconsolidated affiliate                    (91,230)         (169,476)
                Minority interest                                             1,082,997           377,160
                Other noncash items                                             318,642        (1,332,918)
                Changes in operating assets and liabilities, net of
                 effects of acquisitions:
                 accounts receivable                                          2,148,484           481,548
                 other current assets                                           222,570          (411,308)
                 intangibles and other long-term assets                          61,649          (139,868)
                 accounts payable and accrued expenses                        2,214,973           (38,710)
                 deferred revenue                                              (888,152)        1,083,617
                                                                           ------------      ------------

Net cash provided by operating activities                                    11,134,815         6,158,679
                                                                           ------------      ------------

Cash flows from investing activities:
 Acquisition of property and equipment                                       (6,597,403)       (2,424,933)
 Payment for acquisitions, net of cash acquired                             (12,168,743)             --
                                                                           ------------      ------------

Net cash used in investing activities                                       (18,766,146)       (2,424,933)
                                                                           ------------      ------------

Cash flows from financing activities:
 Repayment of related party debt, net                                              --             (13,888)
 Repayment of bank debt                                                      (1,954,215)         (704,836)
 Reduction of obligation on capital leases                                     (899,504)         (868,410)
 Capital contribution                                                        13,007,902              --
                                                                           ------------      ------------

Net cash provided by (used in) financing activities                          10,154,183        (1,587,134)
                                                                           ------------      ------------

Effects of exchange rate changes on cash and cash equivalents                  (719,390)           83,442
                                                                           ------------      ------------
Net increase in cash and cash equivalents                                     1,803,462         2,230,054

Cash and cash equivalents at beginning of year                                2,595,317           365,263
                                                                           ------------      ------------

Cash and cash equivalents at end of year                                   $  4,398,779         2,595,317
                                                                           ============      ============


See accompanying notes to combined financial statements.

                            GROUP W NETWORK SERVICES
       (A Wholly Owned Operation of CBS Cable, a Division of Viacom, Inc.)

                Combined Statements of Changes in Invested Equity

                     Years ended December 31, 2000 and 1999

Balance at December 31, 1998                                               $ 27,129,576

Net loss                                                                     (1,888,148)

Unrealized gain on marketable equity securities, net of tax                     212,554

Foreign currency translation adjustment                                          83,442

Cash disbursements on behalf of GWNS in excess of cash receipts                 394,689
                                                                           ------------

Balance at December 31, 1999                                                 25,932,113

Net loss                                                                     (3,278,158)

Capital contribution for Singapore acquisitions (note 4)                     13,007,902

Transfer of marketable equity securities to parent, net of tax                 (437,554)

Foreign currency translation adjustment                                        (719,390)

Cash disbursements on behalf of GWNS in excess of cash receipts               3,266,960
                                                                           ------------

Balance at December 31, 2000                                               $ 37,771,873
                                                                           ============


See accompanying notes to combined financial statements.

                            GROUP W NETWORK SERVICES
       (A Wholly Owned Operation of CBS Cable, a Division of Viacom, Inc.)
                     Notes to Combined Financial Statements
                           December 31, 2000 and 1999

(1)    THE COMPANY AND NATURE OF OPERATIONS

       Group W Network Services (GWNS or the Company) is an independent full-service program production, origination, and satellite distributor of video programming predominately in the United States and Singapore. Accordingly, GWNS operates in one segment. GWNS's operations in Singapore are conducted through WEAPH Ltd.'s (formerly known as Westinghouse Electric (Asia-Pacific) Holdings Ltd.) (WEAPH) ownership of Group W Broadcast Pte. Ltd. (formerly known as Group W Yarra Broadcasting Pte. Ltd.) (GWB) and Asia Broadcast Centre Pte. Ltd. (ABC). On October 4, 2000, WEAPH acquired the remaining 49% interest in GWB and 51% interest in ABC that it previously did not own. GWNS is a wholly owned operation of CBS Cable, a division of Viacom, Inc. (Viacom). On May 4, 2000, CBS Corporation (CBS) was merged into Viacom with Viacom as the surviving company. GWNS has never been operated as a separate legal entity, but rather an integral part of CBS Cable.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    BASIS OF PRESENTATION

              The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles. Included in the accompanying combined statement of operations are net revenues and costs and expenses that relate directly to GWNS. Operating expenses include those accounts that relate directly to GWNS as well as allocations from CBS (see note 10). These allocations are considered by management to be reasonable under the circumstances. However, there can be no assurance that such allocations will be indicative of future results.

              The financial information included herein may not necessarily reflect the results of operations, financial position, and cash flows of GWNS in the future or what the results of operations, financial position, and cash flows would have been had it been a separate, stand-alone entity during the periods presented. All significant intercompany accounts and transactions within GWNS have been eliminated. Prior to October 4, 2000, GWNS did not have a controlling interest in ABC and therefore accounted for its interest in ABC using the equity method.

       (b)    CASH AND CASH EQUIVALENTS

              GWNS' domestic operations do not maintain any cash balances. All domestic cash transactions are handled through CBS intercompany accounts and are, therefore, reflected as adjustments to invested equity. GWNS considers all investment securities with a maturity of three months or less when acquired to be cash equivalents.

       (c)    INVESTMENTS IN MARKETABLE EQUITY SECURITIES

              Investments are stated at fair value based on market quotes. Adjustments to the fair value of equity investments, which are classified as available for sale, are recorded in invested equity.

       (d)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets (generally 3 to 12 years) or, in the case of leasehold improvements, over the shorter of the term of the lease or the useful life of the improvement.

       (e)    TRANSPONDER RIGHTS

              Transponder rights are amortized on the straight-line basis over 12 years, which is the life of the related lease. Amortization expense was $104,172 for each of the years ended December 31, 2000 and 1999.

       (f)    GOODWILL

              Goodwill is amortized on a straight-line basis over 15 years.

       (g)    INCOME TAXES

              GWNS is not subject to income taxes directly. However, the accompanying combined financial statements reflect the accounting for income taxes as if GWNS were to have been a separate tax filer in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

              GWB was granted pioneer status under the Singapore Economic Expansion Incentives (Relief from Income Tax) Act (Chapter 86), effective December 1, 1995 for a period of 7 years or 8 years, depending on the stipulated conditions being satisfied. Non-pioneer activities of the subsidiary will be taxed at the then-current statutory tax rate.

       (h)    REVENUE RECOGNITION

              Revenue includes income from the sale of transponder time and studio and other postproduction services. Cash received for services prior to the delivery of such services is recorded as deferred revenue. The revenues and related expenses are recognized in the combined statement of operations when the services are provided.

              In December 1999, the SEC staff issued Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS (SAB 101). SAB 101 summarizes certain of the SEC staff's views in applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The adoption of SAB 101 during 2000 did not have a material impact on the Company's combined financial condition or results of operations.

       (i)    USE OF ESTIMATES

              The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (j)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              In estimating the fair value of financial instruments, GWNS has assumed that the carrying amount of cash, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of these instruments. The carrying value of long-term bank debt is assumed to approximate fair value due to the variable interest rate due on the debt. It is not practical to estimate the fair market value of the amount due to CBS and affiliates due to the related party nature of the underlying transactions.

       (k)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              Intangible assets and all other long-lived assets are evaluated whenever events and circumstances indicate that the remaining estimated useful life of the asset may warrant revision or the remaining carrying value of such asset may not be recoverable. When factors indicate that an asset should be evaluated for possible impairment,

              GWNS uses an estimate of the related asset's undiscounted future cash flows over the remaining life of that asset in measuring recoverability. If identifiable cash flows are not available for the specific asset, GWNS evaluates recoverability of the specific business to which the asset relates. If such an analysis indicates impairment has in fact occurred, GWNS writes down the carrying value of the asset to its estimated fair value and recognizes a charge in costs and expenses in the accompanying combined statement of operations. Estimated fair value is generally measured by discounting estimated future cash flows or an active market price for the asset.

       (l)    STOCK PLANS AND STOCK-BASED COMPENSATION

              GWNS provides stock option and incentive plans in which certain of GWNS's key employees are eligible to participate. SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. GWNS has chosen to continue to account for stock-based compensation using the intrinsic value method as prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Based on the number of the options outstanding and the historical and expected future trends of factors affecting valuation of those options, management believes that any compensation cost which would be expected on the combined financial statements under SFAS No. 123 attributable to options granted is immaterial.

       (m)    FOREIGN EXCHANGE

              Assets and liabilities of foreign operations are translated at the rate of exchange in effect on the combined balance sheet date; revenue and expenses are translated at the average exchange rates in effect during the year. The resulting translation adjustments are reflected in the cumulative foreign currency translation adjustments in invested equity.

       (n)    ACCOUNTING STANDARDS ISSUED BUT NOT YET ADOPTED

              SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), establishes comprehensive standards for the recognition and measurement of derivatives and hedging activities. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS 133 on January 1, 2001 will not have an effect on the Company's combined financial position or results of operations.

       (o)    RECLASSIFICATIONS

              Certain reclassifications have been made in the 1999 combined financial statements to conform to the 2000 presentation.

(3)    PROPERTY AND EQUIPMENT

       Property and equipment as of December 31, 2000 and 1999 comprise the following:

                                                                            2000                1999
                                                                      --------------      --------------
               Land                                                   $    2,375,250           2,375,250
               Buildings                                                  10,529,649             486,661
               Leasehold improvements                                     10,057,738           9,579,791
               Furniture and fixtures                                      4,185,763           3,356,959
               Technical and transportation equipment                     74,309,692          71,765,869
               Construction-in-process                                     4,280,426             232,736
               Leased equipment under capital leases                       9,850,000           9,850,000
                                                                      --------------      --------------
                                                                         115,588,518          97,647,266

               Less accumulated depreciation and amortization            (66,243,222)        (57,204,856)
                                                                      --------------      --------------

                              Property and equipment, net             $   49,345,296          40,442,410
                                                                      ==============      ==============

       Depreciation and amortization expense was $9,038,366 and $7,861,886 for the years ended December 31, 2000 and 1999, respectively.

(4)    ACQUISITIONS

       On October 4, 2000, WEAPH acquired the remaining 51% interest in ABC and 49% interest in GWB that it previously did not own for approximately $13 million, including the repayment of related party debt. The purchase price was financed through a capital contribution from parent. The acquisitions were accounted for under the purchase method.

       The assets and liabilities and results of ABC have been consolidated with those of WEAPH and combined with those of GWNS since October 4, 2000. Previously, GWNS' investment in ABC was accounted for using the equity method of accounting.

       The assets and liabilities and results of GWB have previously been consolidated with those of GWNS and the resulting minority interest reflected on the combined balance sheet and combined statement of operations.

       Upon acquisition, the excess of the purchase price over the net book value of the net assets acquired of approximately $8.2 million has been preliminarily allocated to goodwill. Such allocation will be revised, at a later date, upon receipt of an independent appraisal. Amortization expense was $137,000 for the year ended December 31, 2000.

       The following unaudited pro forma information reflects the results of operations of the Company combined with those of GWB and ABC for the years ended December 31, 2000 and 1999 as if the acquisitions had occurred on January 1, 1999. The pro forma results give effect to additional amortization expense from goodwill and the related tax effects.


                                PRO FORMA RESULTS
                                   (UNAUDITED)

                                                  YEAR ENDED DECEMBER 31
                                             ------------------------------
                                                 2000              1999
                                             ------------      ------------
               Net revenue                   $ 45,443,000        45,572,000
               Net loss                        (2,873,000)       (1,836,000)

       This pro forma financial information is presented for comparative purposes only and is not necessarily indicative of the operating results that actually would have occurred had the GWB and ABC acquisitions been consummated on January 1, 1999. In addition, these results are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combining the operations.

(5)    INVESTMENT IN AND ADVANCES TO UNCONSOLIDATED AFFILIATE

       Prior to October 4, 2000, the 49% ownership interest in ABC was accounted for under the equity method of accounting. The following summarized financial information reflects ABC's balance sheet information as of November 30, 1999 and its results of operations for the year then ended:

Statement of operations data:
    Revenue                                  $ 11,534,824
    Net profit                                    345,870
                                             ============

Balance sheet data:
    Current assets                           $  1,863,273
    Noncurrent assets                          12,800,577
                                             ------------

                 Total assets                $ 14,663,850
                                             ============

    Current liabilities                      $  3,119,496
    Noncurrent liabilities                     12,143,175
                                             ------------

                 Total liabilities           $ 15,262,671
                                             ============

       As of December 31, 1999, GWNS had advanced approximately $3,323,000 to ABC which is offset by GWNS' share of the retained deficit of ABC.

(6)    ACCOUNTS PAYABLE AND ACCRUED EXPENSES

       Accounts payable and accrued expenses as of December 31, 2000 and 1999 comprise the following:

                                                                2000             1999
                                                            ------------     ------------
               Accounts payable                             $  1,036,124        1,505,120
               Accrued salaries, benefits and stay             3,656,270          399,946
               bonuses
               Other                                           2,085,143        1,584,474
                                                            ------------     ------------

                                                            $  6,777,537        3,489,540
                                                            ============     ============


(7)    DEBT

       (a)    RELATED PARTY DEBT

              As of December 31, 1999, GWB had amounts owing in local currency to its then minority shareholder which were unsecured and had no fixed terms of repayment. In respect of the interest-bearing loan, interest of 5% to 6% per annum was charged during 2000 and 1999, respectively. Interest expense was $48,778 and $59,424 for the years ended December 31, 2000 and 1999, respectively. GWNS has imputed an interest cost on the portion of noninterest-bearing debt due to related parties. The imputed interest rate used was based on the average annual rate charged for the interest-bearing debt due to related parties. Interest expense imputed was $46,700 and $29,712 for the years ended December 31, 2000 and 1999, respectively. The amounts owing as of December 31, 1999, are identified below. All amounts were repaid in 2000 in connection with the acquisition described in note 4.

              Related party debt as of December 31, 1999 consisted of the following:

                     Current:
                         Interest-free            $    216,379
                                                  ============
                     Long term:
                         Interest-free                 590,448
                         Interest-bearing            1,180,897
                                                  ------------

                                                     1,771,345
                                                  ------------

                                  Total           $  1,987,724
                                                  ============

              As of December 31, 1999, GWB had a minority interest receivable of $1,320,989.

       (b)    BANK DEBT

                                                                2000             1999
                                                            ------------     ------------
                     WEAPH fixed-advance facility           $  2,309,403        2,290,981
                     GWB 10-year term loan                     4,204,824        5,420,997
                     GWB 5-year term loan                        190,072          595,059
                     ABC 10-year term loan                     6,119,429             --
                                                            ------------     ------------
                                                              12,823,728        8,307,037

                     Less current maturities                   4,931,271        3,720,713
                                                            ------------     ------------

                              Long-term debt, net           $  7,892,457        4,586,324
                                                            ============     ============

              The WEAPH fixed-advance facility relates to drawdowns on the May 1995 $4,500,000 fixed-advance facility, which is denominated in local currency. The borrowings bear interest at the prevailing SWAP Offer Rate plus 1% per annum. The related interest rate in 2000 was between 3.65% and 6.75% and in 1999 was between 2.29% and 4.07%. The term of each advance is 1, 2, 3, or 6 months at WEAPH's option, with the ability to refinance the advance. The associated covenants require WEAPH to maintain positive net worth at all times.

              The GWB 10-year local currency term loan is unsecured and bears interest at the prevailing SWAP Offer Rate plus 1-1/2% per annum. The related interest rates in 2000 and 1999 were between 4.15% and 4.57% and 2.79% and 4.57%, respectively. The loan is repayable over 30 quarters of varying amounts which began on February 1, 1998.

              The GWB 5-year local currency term loan is unsecured and bears interest at the prevailing three-month SWAP Offer Rate plus 1-1/2% per annum. The related interest rates in 2000 and 1999 were between 4.15% and 4.87% and 2.73% and 4.87%, respectively. The loan is repayable over 12 quarters of equal amounts which began on October 1, 1998.

              The ABC 10-year local currency term loan is unsecured and bears interest at the prevailing SWAP Offer Rate plus 1-1/2% per annum. The related interest rates in 2000 were between 4.15% and 4.57%. The loan is repayable over 29 quarters of varying amounts which began on February 1, 1998.

              GWB also has a $600,000 overdraft facility and ABC has a $1,200,000 overdraft facility, which are denominated in local currency, for which GWB and ABC had no balance outstanding at December 31, 2000 and 1999. The interest rate on the overdraft facilities is 1/2% above the prevailing prime rate of the lender.

              The GWB and ABC term loans and overdraft facilities are guaranteed by Viacom. The term loans and overdraft facilities also contain covenants requiring GWB and ABC to maintain certain financial ratios including a limitation that total liabilities to net worth of the combined GWB and ABC companies not exceed a specified amount. Covenants relevant to the GWB and ABC 10-year term loans also include a limitation that the combined GWB and ABC debt service ratio not exceed a specified amount.

              As of December 31, 2000 and 1999, the Company was in compliance with the financial convenants.

       Maturities of long-term debt are as follows:

                YEAR ENDING DECEMBER 31                       AMOUNT
                -----------------------                       ------
          2001                                             $  4,931,271
          2002                                                2,429,150
          2003                                                2,429,150
          2004                                                2,429,150
          2005                                                  605,007
          Thereafter                                               --
                                                           ------------

                                                           $ 12,823,728
                                                           ============

       Interest expense was $432,292 and $289,039 for the years ended December 31, 2000 and 1999, respectively.

       All amounts were repaid in February 2001 in connection with the sale of the Company to Liberty Livewire Corporation ("Liberty Livewire") (see note 14).

(8)    INCOME TAXES

       The components of income tax benefit at December 31, 2000 and 1999 were as follows:

               Deferred:
                  Federal               $  2,214,377        1,408,000
                  State                      482,000          302,000
                                        ------------     ------------

                                        $  2,696,377        1,710,000
                                        ============     ============

       If GWNS were to have been a separate tax filer, a hypothetical deferred tax liability, primarily representing the tax-effected accelerated depreciation offset by net operating loss carryforwards of $1.9 million and $800,000 in 2000 and 1999, respectively, would have amounted to $ 1,215,000 and $4,050,000 at December 31, 2000 and 1999, respectively.

       At December 31, 1999, GWB had unabsorbed wear and tear allowances amounting to $2 million for offset against future taxable profits from the same trade for which the pioneer status was awarded. The allowance was fully utilized during 2000. In assessing the realizability of this allowance, management considers whether it is more likely than not that some portion or all of the allowance will not be realized. At year end 1999, management has determined that a valuation allowance for the entire amount was necessary. Since the unabsorbed wear and tear allowance was utilized during 2000, the deferred tax valuation allowance was reversed in 2000.

       The difference between total expected tax benefit using the statutory rate and the effective rate of tax benefit for the years ended December 31, is as follows:

                                                                2000              1999
                                                            ------------      ------------
               Federal income tax benefit at                $ (2,100,000)       (1,127,000)
                 statutory rate
               Foreign income not subject to tax                (319,000)         (369,000)
               State income tax benefit, net of federal         (315,000)         (197,000)
                 effect
               Other                                              37,623           (17,000)

                                                            ------------      ------------

                      Income tax benefit                    $ (2,696,377)       (1,710,000)
                                                            ============      ============

(9)    COMMITMENTS AND CONTINGENCIES

       GWNS currently leases equipment under noncancelable operating leases expiring in various years through 2018. Certain leases provide for renewal options. Rental payments may be adjusted for cost increases. Operating lease expenses were $1,254,000 and $786,000 in 2000 and 1999, respectively.

       In January 1995, GWNS entered into an agreement to lease service on a satellite transponder for approximately 12 years. The transaction was treated as a capital lease and the recorded lease obligation bears interest at 7.75%. The terms of the lease agreement require GWNS to notify and obtain prior written consent from the lessor prior to assigning or transferring its rights or obligations under the lease. Upon request of an assignment or transfer, the lessor will not unreasonably withhold consent; however, the lessor may elect, in lieu of consenting to the assignment or transfer, to terminate the lease agreement. In the event that GWNS resells any services provided under the lease agreement or otherwise permits the use of such services by any third party, GWNS will be the guarantor of compliance by the third party and any breach by a third party will be deemed to have been committed by GWNS.

       Future minimum annual rental commitments under such leases at December 31, 2000 are as follows:

                                                         OPERATING           CAPITAL
              YEAR ENDING DECEMBER 31                      LEASES            LEASES
              -----------------------                      ------            ------
                  2001                                 $  1,308,895         2,159,868
                  2002                                    1,017,197         2,100,000
                  2003                                      348,165         2,100,000
                  2004                                      182,155         2,100,000
                  2005                                       99,150         2,100,000
                  Thereafter                              1,264,164         2,100,000
                                                       ------------      ------------

                                                       $  4,219,726        12,659,868
                                                       ============

 Less estimated executory costs included
    in capital lease                                                       (1,800,000)
                                                                         ------------

Net minimal lease payments under
    capital lease                                                          10,859,868

 Less amount representing interest                                         (3,707,805)
                                                                         ------------

 Present value of net minimum
    lease payments under capital lease                                      7,152,063

 Less current installments                                                   (841,063)
                                                                         ------------

 Obligations under capital leases,
    excluding current installments                                       $  6,311,000
                                                                         ============

       At December 31, 2000 and 1999, the gross amount of equipment and related accumulated depreciation recorded under these leases was as follows:

                                                                     2000             1999
                                                                 ------------     ------------
               Transponder equipment                             $  9,850,000        9,850,000

               Less accumulated depreciation                        4,924,800        4,104,000
                                                                 ------------     ------------

                                                                 $  4,925,200        5,746,000
                                                                 ============     ============

(10)   RELATED PARTY TRANSACTIONS

       (a)    REVENUE

              GWNS provides program production origination and satellite distribution of video programming to various CBS-owned cable programming entities. Revenues earned by GWNS from these related parties were $2,238,000 and $3,338,000 during 2000 and 1999, respectively.

       (b)    SERVICE AGREEMENT

              Pursuant to a service agreement, CBS Cable provides cash management services to GWNS. The net excess or deficiency of disbursements by CBS Cable over cash receipts to CBS Cable will result in a payable to or receivable from CBS Cable for such amount. At December 31, 2000 and 1999, cash disbursements on behalf of the Company exceeded CBS Cable's cash receipts on behalf of the Company.

       (c)    GENERAL ALLOCATIONS

              CBS allocates certain costs incurred on behalf of GWNS in accordance with a service agreement. Such costs include: vacation liability, payroll processing costs, insurance expense, management information systems, human resources, legal services and accounting services. Allocated costs totaled $2,329,000 and $2,512,000, respectively, for the years ended December 31, 2000 and 1999, respectively.

       (d)    SAVINGS PROGRAM AND PENSION PLAN

              Under the service agreement and allocations described above, GWNS employees participate in the CBS Employee Investment Fund 401(k) Savings Program (EIF) (a defined contribution plan), the CBS Combined Pension Plan (a defined benefit plan), and other postretirement and postemployment medical and welfare plans of CBS.

              Every full-time employee of GWNS is eligible to participate in the EIF upon the first day of employment. Eligible employees contribute a percentage of their base pay up to the annual Internal Revenue Service (IRS) limit and are immediately vested in their own contributions. CBS has a performance-based discretionary match and may make contributions matching a portion of employees' before-tax savings up to a maximum of 5% of employee contributions. Eligible employees are fully vested in the current value of any CBS contributions after three years of service. The plan provisions are governed by the plan document.

              The CBS Combined Pension Plan (Pension Plan) is available to employees hired before March 31, 1999. Plan provisions are governed by the plan document. The Pension Plan includes three formerly separate plans, which were merged into one plan effective December 31, 1997. The participants of the three formerly separate plans continue to be governed by the eligibility rules in the respective plan documents in effect prior to the merger. The employees of GWNS, if eligible, participate in the Group W Component of the Pension Plan. Effective April 1, 1999, the CBS Cash Balance Plan was created as a component of the Pension Plan to provide a "cash balance" benefit formula for certain active participants in the Pension Plan.

              GWNS also participates in a CBS-sponsored post retirement plan that provides defined medical, dental, and life insurance benefits for eligible retirees and dependents.

              Under a service agreement with CBS Cable, CBS Cable shall be reimbursed for expenses incurred in providing the employee benefit services described above. The costs associated with the Savings Program, the Pension Plan, and other postretirement and postemployment medical and welfare plans are recorded as expenses in the accompanying combined statement of operations.

              These obligations are being accounted for by GWNS consistent with multiemployer plans.

(11)   MAJOR CUSTOMERS

       The following summarizes significant customers comprising 10% or more of the Company's net revenues for the years ended December 31, 2000 and 1999.

                                               2000          1999
                                             --------      --------
               Customer A                       20%           18%
               Customer B                       16%           15%

       The aggregate accounts receivable balance for these customers was approximately $900,000 and $816,000 at December 31, 2000 and 1999, respectively.

12)    SUPPLEMENTAL CASH FLOW INFORMATION

       During 1999, GWNS remitted cash of approximately $1,548,400 and $27,000 for third-party interest and income taxes, respectively.

       During 2000, GWNS remitted cash of approximately $1,574,472 and $55,126 for third-party interest and income taxes, respectively.

       During 1999, GWNS accepted a $75,000 note receivable and shares of common stock with a then-fair market value of $225,000 from a customer in satisfaction of a $300,000 trade accounts receivable. As of December 31, 1999, an unrealized gain of $212,554, net of taxes of $112,446, was recorded related to these shares. During 2000, these shares were transferred to CBS Cable at their then book value.


(13)   SEGMENT INFORMATION

       The Company operates in one segment. The Company's operations are primarily based in the United States. However, net revenues of $9.8 million and $7.8 million in 2000 and 1999, respectively, were derived from the Company's foreign operations in Singapore.


(14)   SUBSEQUENT EVENT

       Liberty Livewire purchased substantially all of the U.S. assets of GWNS and 100% of the outstanding capital stock of ABC and GWB on February 1, 2001 for an aggregate consideration of $116.5 million, including $7.4 million which represents the assumption of debt.

b.     Pro Forma Condensed Financial Information

       Liberty Livewire Corporation, Group W Network Services and Asia Broadcast Centre Pte Ltd Pro Forma Condensed Combined Financial Statements (Unaudited):

       I.       Balance Sheet as of December 31, 2000
       II.      Statement of income for the year ended December 31, 2000
       III.     Footnotes to Financial Statements

                  Liberty Livewire Corporation ("Liberty Livewire") purchased substantially all of the U.S. assets of the business unit known as Group W Network Services and 100% of the outstanding capital stock of Asia Broadcast Centre Pte Ltd and Group W Yarra Broadcast Pte Ltd. (collectively, "GWNS") on February 1, 2001 for an aggregate consideration of $116,527,480 including $7,360,000 which represents the assumption of debt. The following pro forma condensed financial information and explanatory notes are presented to show the estimated pro forma effect of the acquisition of GWNS on Liberty Livewire's historical results of operations. The acquisition is reflected in the pro forma condensed financial information using the purchase method of accounting.

                  The Pro Forma Condensed Balance Sheet as of December 31, 2000 assumes the acquisition was consummated on that date. The Pro Forma Condensed Income Statement assumes the acquisition was consumated on January 1, 2000 for the year ended
                  December 31, 2000. Such Pro Forma Condensed Financial Information is not necessarily indicative of the financial position or results of operations as they may be in the future or as they might have been had the acquisition been effected on the assumed date.

                  The pro forma adjustments are based upon currently available information and upon certain assumptions that management of Liberty Livewire believes are reasonable. The Group W acquisition will be recorded based upon the estimated fair market value of the net assets acquired at the date of acquisition. The adjustments included in the unaudited pro forma condensed combined financial statements represent the Company's preliminary estimates based upon available information. Although Liberty Livewire does not believe that such preliminary estimates will differ significantly from the actual adjustments, no assurance can be given.

                  The unaudited pro forma condensed combined financial statements are based on the historical financial statements of each of Liberty Livewire, GWNS and Asia Broadcast Centre, Pte. Ltd. ("ABC") and the assumptions and adjustments described in the accompanying notes. Liberty Livewire believes that the assumptions on which the unaudited pro forma financial statements are based are reasonable. The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to represent what the Company's financial position or results of operations actually would have been if the foregoing transactions occurred as of the dates indicated or what such results will be for any future periods.

                  The Pro Forma Condensed Combined Financial Information should be read in conjunction with the historical financial statements and the notes thereto of Liberty Livewire, the audited historical financial statements and notes thereto of GWNS and notes to the Pro Forma Condensed Financial Information.

                                LIBERTY LIVEWIRE
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)
                                     ASSETS

                                                  HISTORICAL
                                           --------------------------
                                            LIBERTY          GWNS                                         LIBERTY
                                          LIVEWIRE AS OF     AS OF                                        LIVEWIRE
                                            DECEMBER       DECEMBER                     PRO FORMA         COMBINED
                                            31, 2000       31, 2000      SUBTOTAL      ADJUSTMENTS        PRO FORMA
                                           -----------    -----------   -----------    -----------       -----------
Cash and marketable securities             $    24,880    $     4,399   $    29,279    $    (4,399)(1)   $    24,880
Trade accounts receivable, net                 106,158          3,347       109,505                          109,505
Other current assets                            26,104            476        26,580                           26,580
                                           -----------    -----------   -----------    -----------       -----------
Total current assets                           157,142          8,222       165,364         (4,399)          160,965
Property and equipment, net                    366,944         49,345       416,289                          416,289
Due from parent                                  7,245              -         7,245                            7,245
Goodwill and other intangibles, net            631,196          8,876       640,072         62,428(1)        702,500
Other assets, net                               13,318              -        13,318                           13,318
                                           -----------    -----------   -----------    -----------       -----------
Total assets                               $ 1,175,845    $    66,443   $ 1,242,288    $    58,029       $ 1,300,317
                                           ===========    ===========   ===========    ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities   $   108,780    $     6,778   $   115,558                      $   115,558
Other current liabilities                       10,644          6,474        17,118                           17,118
                                           -----------    -----------   -----------    -----------       -----------
Total current liabilities                      119,424         13,252       132,676                          132,676
Long term debt and capital lease
obligations                                    492,573         14,204       506,777    $    95,801(1)        602,578
Other liabilities                               10,721          1,215        11,936                           11,936
                                           -----------    -----------   -----------    -----------       -----------
Total liabilities                              622,718         28,671       651,389         95,801           747,190
Stockholders' equity
Common stock                                       370              -           370                              370
Additional paid in capital                     570,185              -       570,185                          570,185
Deferred tax asset-parent                         (409)                        (409)                            (409)
Unearned stock compensation                       (273)                        (273)                            (273)
Treasury stock                                     (19)                         (19)                             (19)
Retained earnings                               (9,793)        37,772        27,538        (37,772)(1)        (9,793)
Accumulated other comprehensive income
(loss)                                          (6,934)                      (6,934)                          (6,934)
                                           -----------    -----------   -----------    -----------       -----------
Total stockholders' equity                     553,127         37,772       590,458        (37,772)          662,295
                                           -----------    -----------   -----------    -----------       -----------
Total liabilities and stockholders'
equity                                     $ 1,175,845    $    66,443   $ 1,242,288    $    58,029       $ 1,300,317
                                           ===========    ===========   ===========    ===========       ===========


See accompanying notes to pro forma condensed combined financial statements

                                LIBERTY LIVEWIRE
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                          HISTORICAL
                                    ------------------------------------
                                                                             (2)
                                     LIVEWIRE      GWNS          ABC       LIVEWIRE
                                     FOR THE      FOR THE      FOR THE      PRIOR                                    LIBERTY
                                    YEAR ENDED   YEAR ENDED  PERIOD ENDED ACQUISITION                                LIVEWIRE
                                     DECEMBER     DECEMBER     OCTOBER     PRO FORMA                 PROFORMA        COMBINED
                                     31, 2000     31, 2000     4, 2000    ADJUSTMENTS   SUBTOTAL    ADJUSTMENTS     PRO FORMA
                                    ----------   ----------   ----------  ----------   ----------   ----------      ----------
Revenues                            $  306,342   $   42,744   $    2,699  $  268,026   $  619,811                   $  619,811
Operating costs and other expenses     264,708       36,705        1,520     224,450      527,383                      527,383
Non-cash compensation                  (29,577)           -            -           -      (29,577)                     (29,577)
Depreciation and amortization           58,470        9,279          872      53,484      122,105   $    3,143(4)      125,248

Operating income                        12,741       (3,240)         307      (9,908)        (100)      (3,143)         (3,243)

                                    ----------   ----------   ----------  ----------   ----------   ----------      ----------
Interest expense, net of interest
income                                  20,773        1,631            -      20,897       43,301        9,554 (3)      52,855
Minority interest & equity                   -          992            -           -          992         (992)(5)           -
Other expense (income)                     198          111            -       1,332        1,641                        1,641
                                    ----------   ----------   ----------  ----------   ----------   ----------      ----------

Income (loss) before income taxes       (8,230)      (5,974)         307     (32,137)     (46,034)     (11,705)        (57,739)
Provision for income taxes               3,238       (2,696)           -      (4,321)      (3,779)      (5,804)(6)      (9,583)
                                    ----------   ----------   ----------  ----------   ----------   ----------      ----------

Income (loss) from continuing
operations                          ($  11,468)  ($   3,278)  $      307  ($  27,816)  ($  42,255)  ($   5,901)     ($  48,156)
                                    ==========   ==========   ==========  ==========   ==========   ==========      ==========


Income from continuing operations
per share:
Basic and Diluted                   $    (0.33)                                                                     ($    1.40)

Weighted average shares:
Basic and Diluted                       34,463                                                                          34,463


See accompanying notes to pro forma condensed combined financial statements

                                LIBERTY LIVEWIRE
        FOOTNOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2000

     (1) To record adjustments relating to purchase including reduction for cash not acquired, recording of excess purchase price as goodwill, elimination of GWNS debt paid off in acquisition, debt incurred by Livewire to fund acquisition and elimination of GWNS equity.



   FOOTNOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

     (2) Pro Forma adjustments for Livewire prior acquisitions for the year ended 12/31/00. For further information on prior acquisitions see Livewire's report on Form 10-K for the year ended December 31, 2000 as amended by Amendment No. 1 on Form 10-K/A.

     (3) To adjust interest expense for GWNS remaining debt and acquisition debt incurred by borrowings from Liberty Media Corp (approx $96 million) and from its institutional lenders (approx $13 million).

     (4) To record amortization of goodwill arising from GWNS acquisition based on an estimated useful life of 20 years.

     (5) To eliminate minority interest and equity for Singapore subsidiaries which are wholly owned at December 31, 2000.

     (6)  To record income tax effect of pro forma adjustments.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized



                                           LIBERTY LIVEWIRE CORPORATION
                                           ----------------------------
                                                    (Registrant)


                                                 /s/   M. David Cottrell
                                           -------------------------------------
                                                       M. David Cottrell
                                                       Chief Accounting Officer

    May 14, 2001
    ------------
        Date